SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

FIRST FOUNDATION INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FIRST FOUNDATION INC.

July 26, 2018

Dear Fellow Stockholder:

The Board of Directors and I would like to extend you a cordial invitation to attend the Annual Meeting of Stockholders of First Foundation Inc. (the “Company”). The Annual Meeting will be held on August 28, 2018, at 8:00 A.M. Pacific Time, at 18101 Von Karman Avenue, Suite 200, Irvine, California 92612.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters to be acted on at the Annual Meeting. We also will be available to discuss the operations of the Company and its wholly-owned subsidiaries, First Foundation Bank and First Foundation Advisors.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares by telephone, over the Internet, or by completing and returning, by mail, a proxy or voting instruction card. Please review the instructions with respect to your voting options described in the accompanying Proxy Statement and on your proxy or voting instruction card.

At the time you vote your shares, please also let us know if you plan to attend our Annual Meeting by indicating your plans, when prompted, if you are voting on the Internet or by telephone, or by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely:

Ulrich E. Keller, Jr. Chairman of the Board

18101 Von Karman Avenue, Suite 700, Irvine, California 92612 (949) 202-4160

FIRST FOUNDATION INC.

18101 Von Karman Avenue, Suite 700,

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2018

NOTICE TO THE STOCKHOLDERS OF FIRST FOUNDATION INC.:

The 2018 Annual Meeting of Stockholders of First Foundation Inc. (the “Company”) will be held on August 28, 2018, at 8:00 A.M. Pacific Time, at 18101 Von Karman Avenue, Suite 200, Irvine, California 92612, for the following purposes:

1.	To elect ten members to the Board of Directors of the Company, to serve for the ensuing year and until their successors are elected and qualified to serve; and

2.	To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

Only stockholders of record at the close of business on July 13, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please be sure to vote by telephone, over the Internet or by completing, signing and returning the enclosed proxy card in the accompanying postage-paid return envelope, so that your shares may be voted in accordance with your wishes. Voting by any of these methods will not prevent you from voting in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors:

Ulrich E. Keller, Jr. Chairman of the Board

July 26, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 2018

The proxy materials for this Annual Meeting, which consist of this Proxy Statement, the 2017 Annual Report to Stockholders, and form of proxy, will be available over the Internet at www.proxyvote.com beginning on July 30, 2018.

FIRST FOUNDATION INC.

18101 Von Karman Avenue, Suite 700,

Irvine, California 92612

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2018

INTRODUCTION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of First Foundation Inc., a Delaware corporation, for its 2018 Annual Meeting of Stockholders which will be held on August 28, 2018, at 8:00 A.M. Pacific Time, at 18101 Von Karman Avenue, Suite 200, Irvine, California 92612. This Proxy Statement will be available to our stockholders, on the Internet at www.proxyvote.com, beginning on July 30, 2018. As a matter of convenience, in this Proxy Statement we will refer to First Foundation Inc. as “FFI” or as the “Company” or “we,” “us” or “our” and our 2018 Annual Meeting of Stockholders as the “Annual Meeting.”

All stockholders are cordially invited to attend the Annual Meeting in person. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by telephone, over the Internet or by completing, signing and returning the enclosed proxy card in the postage-paid return enveloped enclosed for your convenience.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Why Did You Send Me This Proxy Statement?

We sent you this Proxy Statement because you were an owner of record of shares of our common stock as of close of business on July 13, 2018, which is the record date for our Annual Meeting and, therefore, pursuant to applicable law, you are entitled to receive notice of and to vote your shares of common stock at the Annual Meeting. Along with this Proxy Statement, we are also sending you our 2017 Annual Report to Stockholders (the “Annual Report”).

We intend to begin mailing this Proxy Statement, the attached Notice of Annual Meeting, the enclosed proxy card and the Annual Report on or about July 26, 2018, to all stockholders of record who are entitled to vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each of the nine director nominees to be elected, one vote on the proposal to ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2018 and one vote on any other matter presented for a vote of the stockholders.

How Can I Vote My Shares?

If you were a stockholder of record on July 13, 2018, you may vote by any of the following methods:

Voting by Telephone or over the Internet. You may vote your shares by telephone by calling, toll-free, 1-800-690-6903. Alternatively, you may vote on the Internet by following the instructions provided at www.proxyvote.com. Telephone and Internet voting are available 24 hours a day until 11:59 P.M. Pacific Time on August 27, 2018. Our telephone and Internet voting procedures are designed to authenticate each stockholder by using an individual control number that is located on your proxy card. If you vote by telephone or on the Internet, you do not need to return your proxy card.

Voting by Mail. As in past years, stockholders may vote by mail, by completing, dating and signing and then returning the enclosed proxy card in the postage-paid return envelope included with this Proxy Statement.

Voting In Person at the Annual Meeting. As always, you may vote in person if you attend the Annual Meeting.

Even if you vote by telephone, on the Internet or by mail, you may later change your vote by taking, prior to the Annual Meeting, one of the actions described in the subsection below entitled “How Can I Revoke My Proxy and Change My Vote?” or by attending the Annual Meeting and voting in person.

All shares that are properly voted by a stockholder, whether over the Internet or by telephone or mail, and not properly revoked, will be voted at the Annual Meeting in accordance with the stockholder’s voting instructions or, if a stockholder does not provide voting instructions, then in accordance with the recommendations of the Board of Directors of the Company (the “Board”).

Voting on Other Matters. If other matters are properly presented for a vote of the stockholders at the Annual Meeting, the Board of Directors will have discretion to determine how shares for which proxies have been received will be voted on such matters. As of the date of this Proxy Statement, we did not know of any other matters to be presented for a vote of the stockholders at the Annual Meeting.

However, if your shares are held in a brokerage or bank account or by a nominee holder, please read the information below under the subsection entitled “Voting Shares Held by Brokers, Banks and Other Nominee Holders” regarding how your shares may be voted in accordance with your wishes.

Voting Shares Held by Brokers, Banks and Other Nominee Holders

If your shares are held in a brokerage account, by a bank or by a nominee holder, you are deemed to be the “beneficial owner” of those shares, holding them in “street name.” In that event, the broker, bank or other nominee holder is deemed to be the record owner of your shares and, therefore, is entitled to vote your shares. However, under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for the beneficial owner of the shares does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the beneficial owner of the shares. The election of directors is deemed to be a non-routine proposal.

Therefore, if you hold your shares in street name and want your shares to be voted on the election of directors, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker or bank or other nominee holder. If, however, you want to attend and vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker or other nominee holder and bring it with you to the Annual Meeting.

If you do not provide voting instructions to, and do not obtain a proxy from, your broker, bank or other nominee holder, your shares cannot be voted at the Annual Meeting.

What is the Recommendation of the Board and How Will the Board Vote My Proxy?

The Board of Directors unanimously recommends that the stockholders vote FOR the election of each of the director nominees named below and FOR approval of Proposal No. 2 described below.

If you grant us your proxy to vote your shares, and you do not revoke that proxy prior to or at the Annual Meeting, in accordance with the procedures set forth under “How Can I Revoke My Proxy and Change My Vote?” below, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted FOR :

1.	The election of each of the ten director nominees named below (Proposal No. 1).
2.	Ratification of the appointment of Vavrinek Trine Day & Co. LLP as the Company’s independent registered public accounting firm for fiscal year 2018 (Proposal No. 2).

If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account or by a nominee, please read the information above under the subsection entitled “Voting Shares Held by Brokers, Banks and Other Nominee Holders” regarding how your shares may be voted.

What is the Vote Required to Approve the Proposals that will be Voted on at the Annual Meeting?

Quorum Requirement. Our Bylaws require that a quorum — that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting — be present, either in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Proposal No. 1. Election of Directors. The election of director nominees requires the affirmative vote of a majority of the votes cast with respect to such director in an uncontested election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If the Corporate Secretary of the Company determines that the number of director nominees exceeds the number of director nominees to be elected as of the record date for the Annual Meeting, the director nominees will be elected by vote of a plurality of the shares, present in person or by proxy and entitled to vote on the election of directors. In such event, the ten director nominees receiving the greatest numbers of votes “for” will be elected as directors without regard to the number of shares voted against such director nominees. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election.  A director who does not receive a majority of the votes cast in an uncontested election must tender an offer of resignation to the Board of Directors. The Nominating and Corporate Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors whether to accept or reject the resignation or whether other action should be taken. If any such director’s resignation offer is not accepted by the Board of Directors, the Board of Directors will publicly disclose its decision, including the reasons for not accepting the resignation offer, within four business days after reaching its decision.

Proposal No. 2. Ratification of Appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2018. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the Annual Meeting is required to approve this Proposal. As a result, broker non-votes will not affect the outcome of the vote on this Proposal.

What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?

Under rules applicable to securities brokerage firms, a broker who holds your shares in “street name” does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from you. On the other hand, your broker may vote your shares on certain “routine” proposals (such as the ratification of the appointment of independent registered public accountants), if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposals. If the broker does not receive voting instructions from you, but chooses to vote your shares on a routine matter, then your shares will be deemed to be present by proxy and will count toward a quorum at the Annual Meeting, but will not be counted as having been voted on, and as a result will be deemed to constitute “broker non-votes” with respect to, non-routine proposals which, at this year’s Annual Meeting, will consist of: the Election of Directors (Proposal No. 1). Broker non-votes will have the same effect as a vote “against” a proposal if approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares, and will be counted as present for quorum purposes.

How Can I Revoke My Proxy and Change My Vote?

If you are a registered owner and have given us your proxy (whether by mail, by telephone or over the Internet), you may change your vote by taking any of the following actions:

•

Sending a written notice to us that you are revoking your proxy, addressed to the Secretary of the Company, at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, and then voting again by one of the methods described immediately below. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, however, after sending us a written notice of revocation, you fail to vote your shares by any of the following methods, then none of your shares can be voted at the Annual Meeting.

•

Sending us another proxy, by mail, dated at a later date than your earlier proxy. However, to be effective, that later-dated proxy must be received by the Company before the Annual Meeting commences and must be dated and signed by you. If you fail to date or fail to sign that later-dated proxy, it will not be treated as a revocation of an earlier-dated proxy and your shares will be voted in accordance with your earlier voting instructions.

•	Attending the Annual Meeting and voting in person in a manner that is different than the voting instructions contained in your earlier proxy or voting instructions.
•	If you submitted your proxy by telephone or over the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

However, if your shares are held by a broker or by a bank or other nominee holder, you will need to contact your broker, bank or nominee holder if you wish to revoke your earlier voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information regarding the beneficial ownership, as of July 18, 2018, of the Company’s common stock by (i) each person who we knew owned, beneficially, more than 5% of the Company’s outstanding shares, (ii) each of the Company’s directors and each nominee standing for election to the Board at the Annual Meeting, (iii) each of the current executive officers of the Company who are named in the Summary Compensation Table below, and (iv) all of the directors and executive officers as a group. As of July 18, 2018, a total of 44,397,035 shares of our common stock were issued and outstanding.

	As of July 18, 2018 (1)
Name and Title	Number of Shares Beneficially Owned (3)		Percent of Class

FMR LLC	3,148,020	(2)	7.1%
Ulrich Keller, Jr., Executive Chairman	2,541,170	(4)	5.7%
Scott Kavanaugh, Vice Chairman and CEO	1,378,661		3.1%
James Brakke, Director	131,580		*
Max Briggs, Director	37,308	(5)	*
Martha Corbett, Director	825		*
Warren Fix, Director	127,494	(6)	*
John Hakopian, Director and President of FFA	939,560		2.1%
David Lake, Director	133,715		*
Mitchell M. Rosenberg, Director	58,460		*
Jacob Sonenshine, Director	59,292		*
David S. DePillo	709,203		1.6%
John Michel	180,961		*
Robert Nobel	107,843		*
All Directors and executive officers as a Group (11 persons)	6,406,072		14.3%

*	Less than 1%
(1)

This table is based upon information supplied to us by our officers, directors and principal stockholders. Except as otherwise noted, we believe that each of the stockholders named in the table has sole voting and investment power with respect to all shares of common stock shown as to which he or she is shown to be the beneficial owner, subject to applicable community property laws. The percentage ownership interest of each individual or group is based upon the total number of shares of the Company’s common stock outstanding plus the shares which the respective individual or group has the right to acquire within 60 days after July 18, 2018 through the exercise of stock options or pursuant to any contract or any other arrangement.

(2)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13F, filed with the SEC by FMR LLC as of March 31, 2018. FMR LLC’s address is 245 Summer Street, Boston , Massachusetts, 02210.

(3)

Includes shares that may be acquired within 60 days of July 18, 2018 pursuant to the exercise of stock options, as follows: Mr. Keller—110,000 shares; Mr. Kavanaugh—180,000 shares; Messrs. Brakke, Sonenshine and Dr. Rosenberg,—3,000 shares each; Mr. Hakopian—100,000 shares; Mr. Michel—94,000 shares; and all of the directors and executive officers as a group—493,000 shares.

(4)	Includes 200,000 shares beneficially owned by Mr. Keller’s wife, as to which he disclaims beneficial ownership.
(5)	Includes 6,000 shares beneficially owned by Mr. Briggs’ wife, as to which he disclaims beneficial ownership.
(6)	Includes 11,800 shares beneficially owned by Mr. Fix’s wife, as to which he disclaims beneficial ownership.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Bylaws provide that the Board of Directors will consist of one or more members, which will be determined from time to time by resolution of the Board of Directors. The Board of Directors has set the authorized number of directors at ten.

Accordingly, a total of ten directors will be elected at the Annual Meeting to hold office until the next annual stockholders’ meeting and until their respective successors are elected and qualify to serve. The Board of Directors has nominated for election the ten persons named in the table below, all of whom are incumbent directors. Each of the nominees has consented to serve as a director if elected at the Annual Meeting. Unless authority to vote has been withheld, the named proxy holders intend to vote the shares represented by the proxies received by them “FOR” the election of all of those ten nominees. If, prior to the Annual Meeting, any of the Board of Director’s nominees becomes unable to serve, the Board of Directors either will designate a substitute nominee, in which event the proxy holders will vote the proxies received by them for his or her election, or will reduce the authorized number of directors standing for election.

Vote Required and Recommendation of the Board of Directors

The election of director nominees requires the affirmative vote of a majority of the votes cast with respect to such director in an uncontested election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee).  If the secretary of the Company determines that the number of director nominees exceeds the number of director nominees to be elected as of the record date for the Annual Meeting, the director nominees will be elected by vote of a plurality of the shares, present in person or by proxy and entitled to vote on the election of directors. In such event, the nine director nominees receiving the greatest numbers of votes “for” will be elected as directors without regard to the number of shares voted against such director nominees. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. A director who does not receive a majority of the votes cast in an uncontested election must tender an offer of resignation to the Board of Directors. The Nominating and Corporate Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors whether to accept or reject the resignation or whether other action should be taken. If any such director’s resignation offer is not accepted by the Board of Directors, the Board of Directors will publicly disclose its decision, including the reasons for not accepting the resignation offer, within four business days after reaching its decision.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “ FOR ” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees

Set forth below is the name, age and position with the Company of each of the nominees recommended by the Nominating and Corporate Governance Committee and selected by the Board of Directors to stand for election to the Board at the Annual Meeting. All of the nominees named below, other than Ms. Corbett and Mr. Lake, were elected to the Board by the stockholders at last year’s annual meeting. The business address for all of these nominees is 18101 Von Karman Avenue, Suite 700, Irvine, California 92612.

Name	Age	Director Since	Positions with FFI

Ulrich E. Keller, Jr., CFP	61	2007	Executive Chairman and Director

Scott F. Kavanaugh	57	2007	Chief Executive Officer, Vice Chairman and Director

James Brakke	76	2007	Director

Max Briggs, CFP	53	2012	Director

Martha Corbett	57	2018	Director

Warren D. Fix, CPA	80	2007	Director

John Hakopian	50	2007	Director, President of FFA

David Lake	52	2018	Director

Mitchell M. Rosenberg, Ph.D	64	2007	Director

Jacob Sonenshine, J.D., CFA	47	2007	Director

Seven of the Company’s ten directors have been determined by the Board to be independent directors, because they have not been employed nor have they received any compensation from the Company or any of its subsidiaries during the past three years, other than compensation for their service on the Board and on committees of the Board. Those directors are Ms. Corbett, and Messrs. Brakke, Briggs, Fix, Lake, Rosenberg and Sonenshine.

Set forth below is a summary of the business experience and qualifications of the nominees named above who are standing for election to the Board at the Annual Meeting.

Ulrich Keller, Jr., CFP. Mr. Keller is one of the founders of the Company and currently is the Executive Chairman of FFI and FFA. Mr. Keller served as Chief Executive Officer (“CEO”) of FFA from 1990, when it began operations as a fee-only investment advisor, until December 2009, at which time he became its Executive Chairman. In 2007, Mr. Keller became the Executive Chairman of FFI and from June 2007 until December 2009 he also served as the CEO of FFI. Mr. Keller earned a Bachelor of Science degree in Finance from San Diego State University and completed the financial planning program at the University of Southern California. Mr. Keller served as a Trustee of the University of California Irvine (“UCI”) for 15 years. During that time he was Chair of the Foundation Finance & Investment Committee and continues to serve as a member of the Investment Committee. Mr. Keller served as Co-Chair for the Center for Investment and Wealth Management at the Paul Merage School of Business at UCI. As one of the founders of the Company, who played a key role in the development and successful implementation of our business strategy of providing high quality and personalized wealth management and investment advisory services to our clients and the expansion of the financial services we offer our clients, Mr. Keller brings to the Board considerable knowledge and valuable insights about the wealth management and investment advisory business and the Southern California financial services market.

Scott Kavanaugh. Mr. Kavanaugh is, and since December 2009 has been the CEO of FFI, and from June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice- Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly-owned banking subsidiary, First Foundation Bank (“FFB”). Mr. Kavanaugh was a founding shareholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank. During his tenure as an executive officer and director of Commercial Capital Bancorp, Inc. that company became a publicly traded company, listed on NASDAQ, and its total assets grew to more than $1.7 billion. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh earned a Bachelor of Science degree in Business Administration and Accounting at the University of Tennessee and a Masters of Business Administration (“MBA”) degree in Information Systems at North Texas State University. Mr. Kavanaugh is, and since 2008 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Since March 2015, Mr. Kavanaugh has served as director for Nexpoint Residential Trust Inc., a publicly traded real estate investment trust that is advised by NexPoint Real Estate Advisors, L.P. an affiliate of Highland Capital Management, L.P.. Mr. Kavanaugh also served as a member of the boards of directors of NexBank SSB and its parent holding company, NexBank Capital, Inc. from December 2013 until December 2015. From January 2000 until June 2012, Mr. Kavanaugh served as Independent Trustee and Chairman of the Audit Committee, and from June 2012 until December 2013 served as Chairman, of the Highland Mutual Funds, a mutual fund group managed by Highland Capital Management, L.P.. The Board believes that Mr. Kavanaugh’s extensive experience as an executive officer of banks and other financial services organizations, combined with his experience as a director of both public and private companies, qualifies him to serve as a member of our Board of Directors. In addition, because Mr. Kavanaugh is the Company’s CEO, we believe that his participation as a member of the Board facilitates communication between the outside Board members and management.

James Brakke. Mr. Brakke has served as a director of FFI since 2007. From 2001 until 2006 Mr. Brakke served as a director of Commercial Capital Bancorp, Inc. and from 2000 until 2006, Mr. Brakke served as a director of Commercial Capital Bank. Mr. Brakke is, and since 2001 has been, Executive Vice President and director of the Dealer Protection Group, an insurance brokerage firm that Mr. Brakke co-founded, which specializes in providing insurance products to the automobile industry. Mr. Brakke also serves as a salesperson for Brakke-Schafnitz Insurance Brokers, a commercial insurance brokerage and consulting firm that he co-founded and where he was President and Chairman from 1971 until 2009. Mr. Brakke currently serves as a director of Maury Microwave Corporation, as a director of Debt Resolve, Inc and as Chairman of Advanced Wellness and Lasers. Mr. Brakke earned a Bachelor of Science degree in Business and Finance from Colorado State University. Mr. Brakke’s experience as a director of Commercial Capital Bancorp, Inc. and its wholly owned banking subsidiary, Commercial Capital Bank is valuable to other independent member of the Company’s Board of Directors. Moreover, we believe Mr. Brakke’s extensive knowledge of the insurance industry provides valuable insight and support for our insurance operations.

Max Briggs, CFP. From 2005 to 2012, Mr. Briggs served as Chairman of the Board of Desert Commercial Bank (“DCB”). He was elected as a director of the Company following our acquisition of DCB in August 2012. Mr. Briggs is, and since 1996 has been the President and CEO of FLC Capital Advisors, a wealth management firm with over $400 million of assets under administration. From 1992 to 2007, Mr. Briggs served as CEO of Franklin Loan Center, a mortgage banking company. Mr. Briggs earned a Business Administration and Finance degree from Stetson University. We believe Mr. Briggs is a valuable member of our Board of Directors due to his knowledge of the banking business, gained from his service as Chairman of DCB, particularly as conducted in Palm Desert, California and its surrounding communities, where we have two of our wealth management offices, and his experience as President and CEO of a wealth management firm.

Martha Corbett. Ms. Corbett has served as a director of FFI since February 27, 2018. Ms. Corbett retired from PricewaterhouseCoopers LLP in June 2016 after more than 32 years in a wide range of client service and leadership roles in the firm.  She was previously a partner in the firm’s Advisory practice which includes the firm’s consulting, deals and forensic businesses and was a member of the Global Advisory Leadership Team. Ms. Corbett has served on the Board of Directors of Children’s Hospital Los Angeles since 2008 and currently serves as the Chair of the Audit Committee. We believe Ms. Corbett brings to the Board her knowledge of accounting, governance, risk oversight and strategy resulting from her long tenure and client experiences with public companies at PwC and through her significant non-profit board roles.

Warren Fix. Mr. Fix has served as a director of FFI since 2007. Mr. Fix is, and since 1992 has been, a partner in The Contrarian Group, a business investment and management company. From 1995 to 2008, Mr. Fix served in various management capacities and on the Board of Directors of WCH, Inc., formerly Candlewood Hotel Company. From 1989 to 1992, Mr. Fix served as President of the Pacific Company, a real estate investment and development company. From 1964 to 1989, Mr. Fix held numerous positions at the Irvine Company, including serving as its Chief Financial Officer (“CFO”) and a member of the executive committee of the board of directors. Mr. Fix currently serves as a director of

Healthcare Trust of America, a publicly traded real estate investment trust and Clark Investment Group. Mr. Fix earned a Bachelor of Administration degree from Claremont McKenna College. We believe Mr. Fix brings to the Board his knowledge of accounting, real estate and financial matters as a result of his long tenure as CFO of the Irvine Company and his experience as an independent director of both public and private companies.

John Hakopian. Mr. Hakopian is, and since April 2009 has been, the President of FFA and is and since 2007 has been a member of the Company’s Board of Directors. Mr. Hakopian was one of the founders of FFA in 1990, when it began its operations as a fee-based investment advisor and served as its Executive Vice President and Co-Portfolio Manager from 1994 through April 2009. Mr. Hakopian earned a Bachelor of Arts degree in Economics from UCI and a MBA degree in Finance from the University of Southern California. Mr. Hakopian’s extensive knowledge of the Company’s wealth management and investment advisory business makes him a valuable member of the Board who is able to provide the outside Board members with insight in to the operations and risks of that business.

David Lake. Mr. Lake has served as a director of FFI since June 1, 2018. Since 1993 Mr. Lake has been the Chief Executive Officer of and a co-founder of 4EARTH Farms, Inc. Mr. Lake served as the Chairman of the Board of Directors of PBB Bancorp, since its formation in May, 2014, and of the Board of Directors of its wholly-owned subsidiary Premier Business Bank from July 2006 until the June 2018 acquisition of PBB Bancorp by the Company. We believe Mr. Lake brings to the Board his knowledge of operating a highly successful company and his experience as an independent director of a community bank in Southern California.

Mitchell Rosenberg, Ph.D. Dr. Rosenberg has served as a director of FFI since 2007. Dr. Rosenberg is, and since 2005 has served as, President and founder of the consulting firm of M. M. Rosenberg & Associates, which provides executive and organizational development services to public and private companies in the fields of financial services, health care and technology.  From 2002 to 2005, Dr. Rosenberg was Chief Executive Officer for The Picerne Group, an international investment firm investing primarily in real estate, and portfolios of loans. Prior to 2002, Dr. Rosenberg served as Executive Vice President and Director of Business Services for Ameriquest Capital Corporation and directed the Human Resource and Organizational Development functions for Washington Mutual Bank, American Savings Bank and Great Western Bank. Dr. Rosenberg earned a Bachelor of Science degree in Psychology from Ohio University, a Masters of Science degree in Industrial Psychology from California State University, Long Beach, and a Ph.D. degree in Psychology with an emphasis on Organizational Behavior from Claremont Graduate University, which is the graduate university of the Claremont Colleges. We believe that Dr. Rosenberg’s educational and operational experience in managing the human resource and organizational development functions of a number of banking organizations and a real estate investment firm provides insight regarding the Company’s human resource functions, including compensation considerations that will impact the Company’s growth and expansion.

Jacob Sonenshine, J.D., CFA. Mr. Sonenshine has served as a director of FFI since 2007. Mr. Sonenshine is, and since 2012, has served as President of Prell Restaurant Group, an operator of fast casual restaurants. From 2006 until 2012, Mr. Sonenshine served as the President and Chief Operating Officer of Professionals Retirement Strategy, a retirement planning and entity risk management firm. From 1999 to 2005, Mr. Sonenshine was President and co-founder of RSM EquiCo, an investment bank specializing in mergers and acquisitions of privately-held middle market companies. Mr. Sonenshine earned a Bachelor of Science degree in economics and a Bachelor of Administration degree in International Relations from the University of Pennsylvania, and a J.D. degree and a MBA degree from the University of Southern California. We believe Mr. Sonenshine’s experience as President of a retirement planning firm is valuable to the Board in overseeing FFA’s wealth management and investment advisory business.

Executive Officers

In addition to Messrs. Keller, Kavanaugh and Hakopian, each of whom is an executive officer and an incumbent director and nominee for re-election to the Board of Directors at the Annual Meeting, set forth below are the names and biographical information of our other executive officers:

David S. DePillo. Mr. DePillo, is, and since May 2015 has been, the President of FFB. Mr. DePillo has more than 25 years of banking and investment management experience. He was most recently at Umpqua Bank, where he served as Executive Vice President from April 2014, following Umpqua’s acquisition of Sterling Savings Bank, until he left to join FFB. He joined Sterling Savings Bank in October 2010 as its Chief Credit Officer and transitioned to Chief Lending Officer in March 2012, until his appointment as Executive Vice President of Umpqua Bank. Previously, Mr. DePillo served as the Vice Chairman of the board of Fremont General Corporation, a financial services holding company, and of Fremont Investment & Loan, its wholly-owned bank subsidiary. From November 2007 to September 2009, he was the president of both companies. From 1999 through 2006, Mr. DePillo served as the Vice Chairman, President and Chief Operating Officer of Commercial Capital Bancorp Inc. and its subsidiary companies.

John Michel. Mr. Michel, is, and since September 2007 has been, the Executive Vice President and CFO of the Company and FFB. Since January 2009, he has also served as the CFO of FFA. Mr. Michel served as the CFO of Sunwest Bank from February 2005 to October 2006 and of Fidelity Federal Bank from September 1998 to December 2001. Mr. Michel earned a Bachelor of Business Administration Accounting degree from the University of Notre Dame.

Robert Noble. Mr. Noble, is, and since June 2015 has been, the Executive Vice Present, Chief Lending Officer of FFB. Mr. Noble has over 25 years of banking experience.  He was most recently at Umpqua Bank, where he served as Executive Vice President, Income Property Lending Executive from April 2014, following Umpqua's acquisition of Sterling Savings Bank, until he left to join FFB. He joined Sterling Savings Bank in January 2011, also serving as Executive Vice President, Income Property Lending Executive.  Prior to joining Sterling, Mr. Noble provided consulting services to Sterling and prior to that provided consulting services to Fremont Reorganizing Corporation from 2008 to 2010.  Mr. Noble served as Executive Vice President, Commercial Real Estate Lending for Countrywide Bank from 2006 to 2008. From 1999 to 2006, Mr. Noble served as Executive Vice President, Director of Asset Quality for Commercial Capital Bank.

There are no family relationships between any director, executive officer or person nominated to become a director or executive officer.

The Board of Directors

Election of Directors

Our bylaws provide that our directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for such purpose. All directors shall hold office until their respective successors are elected, subject to the Delaware General Corporation Law (the “DGCL”) and our bylaws with respect to vacancies on the Board of Directors. A vacancy on the Board of Directors shall be deemed to exist in case of the death, resignation, retirement, disqualification, or removal from office. Vacancies on the Board of Directors, unless otherwise required by law or by resolution of the Board of Directors, may be filled only by a majority vote of the directors then in office, though less than a quorum or, if there is only one director then in office, by such director (and in neither case by the stockholders). No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Subject to the DGCL and our bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, however, that at any meeting of stockholders for which the secretary of the Company determines that the number of nominees exceeds the number to be elected as of the record date for such meeting, the directors shall be elected by vote of the plurality of the shares, present in person or represented by proxy and entitled to vote on the election of directors.

Role of the Board of Directors

In accordance with Delaware law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board of Directors keep informed about our business primarily through discussions with management, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

The Board’s Role in Risk Oversight

The Board’s responsibilities in overseeing the Company’s management and business include oversight of the Company’s key risks and management processes and controls. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

The risk of incurring losses on the loans we make is an inherent feature of the banking business and, if not effectively managed, such risks can materially affect our results of operations. Accordingly, the Board, as a whole, exercises oversight responsibility over the processes that our management employs to manage those risks. The Board fulfills that oversight responsibility by:

•	monitoring trends in the Company’s loan portfolio and the Company’s allowance for loan losses;
•	establishing internal limits related to the Company’s lending exposure and reviewing and determining whether or not to approve loans in amounts exceeding certain specified limits;
•

reviewing and discussing, at least quarterly and more frequently, if the Board deems necessary, reports from the FFB’s chief credit officer relating to such matters as (i) risks in the Company’s loan portfolio, (ii) economic conditions or trends that could reasonably be expected to affect (positively or negatively) the performance of the loan portfolio or require increases in the ALLL and (iii) specific loans that have been classified as “special mention,” “substandard” or “doubtful” and, therefore, require increased attention from management;

•	reviewing, at least quarterly, management’s determinations with respect to the adequacy of, and any provisions required to be made to replenish or increase, the ALLL;
•	reviewing management reports regarding collection efforts with respect to nonperforming loans; and

•	authorizing the retention of, and reviewing the reports of, external loan review consultants with respect to the risks in and the quality of the loan portfolio.

Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit Committee is responsible for overseeing any other significant risk management processes.

Committees of our Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of those committees, and copies of those charters are available on the Investor Relations section of our website at www.ff-inc.com. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

The Audit Committee. The Board of Directors has established a standing Audit Committee, the members of which are Mr. Fix, its chairman, and Messrs. Briggs and Sonenshine and Ms. Corbett. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the Listing Rules of the NASDAQ Stock Market and the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors also has determined that each of Messrs. Fix and Briggs and Ms. Corbett meet the definition of “audit committee financial expert” adopted by the Securities Exchange Commission (‘SEC”).

The Audit Committee’s responsibilities include:

•

overseeing the integrity of the financial statements of the Company and its subsidiaries, including the financial reporting processes and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	overseeing the independence, qualifications and performance of the Company’s independent auditors and internal audit function;
•	monitoring the open communication among the independent auditor, management, the internal audit function and the Board of Directors;
•	reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•	overseeing such other matters that may be specifically delegated to the Audit Committee by the Board of Directors.

The Audit Committee met eight times during 2017.

The Compensation Committee. The Board of Directors has established a standing Compensation Committee, the members of which are Dr. Rosenberg, its chairman, and Mr. Brakke and Ms. Corbett. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the NASDAQ rules applicable to such committees.

The Compensation Committee’s responsibilities include:

•	reviewing and approving the compensation plans, policies and programs for the Company’s CEO and other senior officers;
•

developing, reviewing and making recommendations to the Board of Directors with respect to the adoption or revision of cash and equity incentive plans, approving individual grants or awards thereunder and reporting to the Board of Directors regarding the terms of such individual grants or awards;

•

reviewing and discussing with the Company’s management the narrative discussion and tables regarding executive officer and director compensation to be included in the Company’s annual proxy statement, in accordance with applicable laws, rules and regulations;

•	producing and approving an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable laws, rules and regulations;
•	making recommendations to the Board of Directors regarding the type and amount of compensation be paid or awarded to members of the Board of Directors;
•	reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•	overseeing any other matters that may be specifically delegated to the Compensation Committee by the Board of Directors.

The Compensation Committee met two times during 2017.

The Nominating and Corporate Governance Committee. The Board of Directors has established a standing Nominating and Corporate Governance Committee, the members of which are Dr. Rosenberg, its chairman, and Messrs. Briggs and Sonenshine. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ rules applicable to such committees.

The Nominating and Corporate Governance Committee’s responsibilities include:

•

developing and recommending policies to the Board of Directors regarding the director nomination process, including establishing a policy with regard to consideration of director candidates recommended by directors, employees, stockholders and others or to fill director vacancies, in accordance with the Company’s bylaws;

•	identifying and making recommendations to the Board of Directors specific candidates for election as directors;
•	recommending to the Board of Directors specific selection qualifications and criteria for Board membership;
•	evaluating the independence of the directors and making recommendations to the Board of Directors with respect to the directors to be appointed to serve on each committee of the Board of Directors;
•

developing and recommending, for the Board of Director’s approval, corporate governance principles and policies, and codes of conduct for the Company’s executive officers, employees and directors as the Committee determines from time to time to be appropriate, in accordance with applicable laws, rules and regulations;

•	leading the Board of Directors in its annual review of the performance of the Board of Directors and its committees, as applicable;
•	reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•	overseeing any other matters that may be specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors.

The Nominating and Corporate Governance Committee met four times during 2017.

Corporate Governance Principles and Policies

Our Board believes that sound governance policies and practices provide an important framework to assist them in fulfilling their duties to the Company’s stockholders. Our Board has adopted the following governance guidelines, which include a number of policies and practices under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under applicable NASDAQ rules. Our Board members believe these policies and practices are essential to the performance of the Board’s oversight responsibilities and to the maintenance of the Company’s integrity in the marketplace.

Some of the principal subjects covered by those guidelines include:

Codes of Business and Ethical Conduct. We have adopted a Code of Business and Ethical Conduct for our directors, officers and employees and a Code of Conduct which contains specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Conduct is accessible at the Investor Relations section of our website at www.ff-inc.com. We intend to disclose, at that same location on our website, any amendments and any waivers of the requirements of the Code of Conduct that may be granted to our Chief Executive Officer, Chief Financial Officer or other key accounting and financial personnel.

Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our executive officers receive incentive compensation as a result of our achievement of financial results measured on the basis of financial statements that are required to be restated, we will become entitled to recoup from those executive officers the amount by which the incentive compensation they had received based on those financial statements exceeds the incentive compensation they would have received had such incentive compensation been determined on the basis of the restated financial statements (“excess compensation”). The Policy further provides that, if the excess compensation was paid or received in shares of common stock and the officer had sold those shares within a year of the public disclosure of the financial statements that were the subject of the accounting restatement, we will be entitled to recoup the net profits realized by the officer from the sale of those shares.

Related Party Transaction Policy. Our Board of Directors has adopted a Related Party Transaction Policy, which provides that, subject to certain limited exceptions, the Company will not enter into or consummate a related party transaction that is determined by the Audit Committee to be materially less favorable from a financial standpoint to the Company than similar transactions between the Company and unaffiliated third parties.

Board Leadership Structure. The Chairman of our Board of Directors is Ulrich E. Keller, Jr., who is a member of senior management, and our Chief Executive Officer is Scott Kavanaugh. The Board of Directors decided to separate the positions of Chairman and Chief Executive Officer because the Board of Directors believes that doing so provides the appropriate leadership structure for us at this time, particularly since the separation of those two positions enables our Chief Executive Officer to focus on the management of our business and the development and implementation of strategic initiatives, while the Chairman leads our Board in the performance of its responsibilities.

Director Independence and Diversity. Our Board of Directors has evaluated the independence of its members based on the definition of independence for purpose of Board membership and membership on the Board’s standing committees that are applicable to the Company because its shares are listed on the NASDAQ Stock Market. Based on that evaluation, our Board of Directors has concluded that (i) seven members of the Board are independent: Ms. Corbett and Messrs. Brakke, Briggs, Fix, Lake, Rosenberg and Sonenshine; and (ii) all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent. The Board of Directors believes that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance. Accordingly, the Nominating and Corporate Governance Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, the Board of Directors has not implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.

Director Responsibilities. Directors are expected to act in the best interests of all stockholders; develop and maintain a sound understanding of our business and the industry in which we operate; prepare for and attend Board and Board committee meetings; and provide active, objective and constructive participation at those meetings.

Director Access to Management. Directors will have access to members of management and members of management will provide Board presentations and reports regarding the functional areas of our business for which they are responsible.

Adequate Funding for the Board and its Committees. The Company will provide the funding necessary to enable the Board of Directors and each of its committees to retain independent advisors as the Board of Directors, or such committees acting independently of the full Board of Directors, deem to be necessary or appropriate.

Executive Sessions without Management. The independent directors of the Board will hold separate sessions, outside the presence of management, to consider and evaluate the performance of the Company and its management and such other matters as they deem appropriate. In addition, the Audit Committee shall meet separately with the Company’s outside auditors.

Communications with the Board of Directors. Stockholders and other interested persons may communicate with the full Board of Directors, any Board committee, the independent directors as a group or any individual member of the Board in writing by mail addressed to the Corporate Secretary, First Foundation Inc. 18101 Von Karman Avenue, Suite 700, Irvine CA, 92612. All communications will be forwarded to the Board of Directors, the particular committee of the Board or the specified directors or individual director, as appropriate. The Company screens all regular mail for security purposes.

Selection and Nomination of Candidates for Election to the Board of Directors

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, banking or government or established academic credentials and achievements in fields relevant to our businesses. They should be committed to enhancing stockholder value and must represent the interests of all stockholders as opposed to any particular constituency within our stockholders. Directors also should have sufficient time to carry out their duties and to provide insight and practical wisdom, based on their experience, to management. Therefore, their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly their duties as directors of the Company.

The Nominating and Corporate Governance Committee recommends to the Board for selection as Board nominees persons who the members of that committee believe are best qualified to serve on the Board of Directors. That committee will consider director candidates recommended by stockholders, other members of the Board of Directors, officers and employees of the Company and other sources that the committee deems appropriate. Under its charter, the Nominating and Corporate Governance Committee also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates. The Nominating and Corporate Governance Committee charter directs the committee to evaluate the candidates based upon the totality of their merits and not based upon minimum qualifications or attributes. In considering individual director candidates, the Nominating and Corporate Governance Committee takes into account the qualifications and business experience of the other members of the Board to ensure that a broad variety of skill sets and experience beneficial to the Company and its businesses are represented on the Board of Directors. The Nominating and Corporate Governance Committee evaluates all director candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will interview and, when deemed appropriate, will conduct background inquiries about, Board candidates. Some of the criteria used by the Nominating and Corporate Governance Committee to evaluate the candidates, including those selected for nomination at the 2018 Annual Meeting, include:

•	personal and professional integrity;
•	independence;
•	absence of conflicts of interest;
•	prior business experience or academic achievements and credentials, including knowledge of the banking business;
•	educational record and achievements;
•	skills that may be relevant to the Company’s business;

•	prior board experience with the Company or other publicly traded companies; and
•	involvement in community, business and civic affairs.

Stockholder Recommendation of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Nominating and Corporate Governance Committee of a candidate for election to the Board may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of an annual meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for that annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and the person that the nominating stockholder is recommending for election to the Board or any other person or persons (naming each such person), on the other hand; (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. The Board and the Nominating and Corporate Governance Committee make no distinction between whether a candidate is recommended by a stockholder or by management and the Board and the Nominating and Corporate Governance Committee apply the same process and criteria in evaluating a candidate recommended by a stockholder as it would for a candidate recommended by management.

Stockholder Nominations. Our bylaws provide that any record stockholder may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, by giving the Company written notice (addressed to the Corporate Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company’s proxy statement for the prior year’s annual meeting was first released to stockholders, provided however, that in the event that no annual meeting was held in that prior year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the prior year’s proxy statement, to be timely, the stockholder notice must be received by the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the date on which a public announcement of the date of such annual meeting is first mailed or is first publicly announces. Such notice must be accompanied by statements and other information described in the Company’s Bylaws, including the following items:

•

The nominating stockholder's name, address, and beneficial ownership of shares of the Company (and the same information with respect to any beneficial owner for which the nominating stockholder is acting on behalf of);

•	The name, age, business address, residential address, and principal occupation or employment of the person to be nominated;
•	The nominee's signed consent to serve as a director of the Company, if elected;
•	The number of shares of the Company's stock beneficially owned by the nominee;
•	A description of all arrangements and understandings between the stockholder and the nominee pursuant to which the nomination is to be made; and
•	Such other information concerning the director nominee as would be required in a proxy statement soliciting proxies for the election of the director nominee under the rules of the SEC.

Stockholders are advised to carefully review our bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by stockholders of candidates for election to the Board. Any stockholder nomination at any annual meeting that does not comply with the requirements set forth in our bylaws will be ineffective and disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in the ownership, of our common stock with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on a review of copies of Section 16(a) reports furnished to us and on written representations from such reporting persons, during 2017, all of those persons complied with the Section 16(a) filing requirements.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Vavrinek audited our consolidated financial statements for the fiscal year ended December 31, 2017 and the effectiveness of our internal control over financial reporting at December 31, 2017. A representative of Vavrinek is expected to attend the Annual Meeting and will be afforded an opportunity to respond to appropriate questions from stockholders in attendance at the Annual Meeting.

Audit and Other Fees Paid in Fiscal Year 2017 and 2016

Aggregate fees for professional services rendered to the Company by Vavrinek were as follows for the years ended December 31:

	2017	2016
Audit services	$273,500	$225,000
Audit related services	—	—
Tax services	—	—
All other services	28,760	8,200
Total	$302,260	$233,200

Audit Services. In each of the years ended December 31, 2017 and 2016, Vavrinek rendered audit services which consisted of the audit of the Company’s consolidated financial statements for the years then ended.

Audit Related Services. Vavrinek did not render any other audit related services to us during 2017 or 2016.

Tax Compliance Services. Vavrinek did not render any tax services to us during 2017 or 2016.

Other Services. In 2017 and 2016, VTD provided comfort letters, consents, and assistance with and review of documents filed with the SEC in conjunction our public offerings. No other services were provided in 2017 and 2016.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of Vavrinek, Trine Day and Co. LLP, (“VTD”) pursuant to which it provided the services described below for the fiscal years ended December 31, 2017 and 2016.

Proposal to Ratify the Appointment of our Independent Registered Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Vavrinek as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Although ratification by the stockholders is not a prerequisite to the power and authority of the Audit Committee to appoint Vavrinek as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal 2018 if the Audit Committee deems such a change to be in the best interests of the Company and its stockholders.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of the majority of the shares present and voted on this Proposal at the Annual Meeting.

The Board of Directors Unanimously Recommends that you Vote “ FOR ” Ratification of the Appointment of

Vavrinek, Trine, Day & Co., LLP as our Independent Registered Public Accounting Firm for Fiscal 2018

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Philosophy and Objectives

We believe that the success of our business and the creation of long term stockholder value depend to a large extent on our ability to retain and to attract superior management employees. Therefore, the Compensation Committee of our Board of Directors (the “Compensation Committee”) endeavors to ensure that the compensation of our executive officers is competitive and consistent with market conditions in order to enable us to attract and retain key executives critical to the Company’s long-term success and the achievement of sustained increases in stock value. Therefore, when reviewing and approving both the types and amounts of compensation to be paid to our named executive officers, (“NEOs”), as well as other key management employees, the committee seeks to achieve the following objectives:

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Ensure that each NEO’s cash compensation is competitive in relation to the compensation paid by our principal competitors and other companies which, although not comparable to us, may seek to recruit our NEOs and other key management employees based on their skills and experience and their record of success.

•

Design compensation programs that incentivize our NEOs and other key management personnel to remain in the Company’s employ and to enable us to attract additional key executives with the requisite experience, skills and record of success required for the future growth of the Company.

•

Align the interests of our NEOs and other key management personnel with the longer-term interests of our stockholders by tying a significant portion of each NEO’s total compensation to the Company’s financial performance.

•

Provide for at-risk compensation to make up a significant proportion of potential total compensation of our NEOs and other officers by means of cash or equity incentives, the payment of which depends on the achievement of pre-established Company financial performance goals.

Other Compensation Practices and Policies that Benefit our Stockholders

•

Anti-Hedging Policy. Our Insider Trading Policy prohibits our directors, named executive officers and other key executives from hedging the economic interest in the Company securities that they own and from engaging in short sales or speculative transactions with respect to our stock.

•

Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our NEOs receive incentive compensation as a result of the Company’s achievement of financial results measured on the basis of Company financial statements that become the subject of an accounting restatement, the Company will become entitled recoup from those NEOs the amount by which the incentive compensation they had received exceeds the incentive compensation they would have received had such compensation been determined on the basis of the restated financial statements.

•

Related Party Transaction Policy. Our Board of Directors has adopted a Related Party Transaction Policy, which provides that, subject to certain limited exceptions, the Company will not enter into or consummate a related party transaction that is determined by the Audit Committee to be materially less favorable from a financial standpoint to the Company than similar transactions between the Company and unaffiliated third parties. A “related party transaction” is a transaction between the Company or any of its subsidiaries and any executive officer, director or owner of more than 10% of the outstanding shares of the Company’s common stock or persons related to them.

Components of Executive Compensation

We generally allocate executive compensation among three major categories or components: (i) base salary; (ii) annual cash bonus or incentive compensation; and (iii) equity incentive compensation in the form of stock options or restricted stock unit (“RSU”) grants. Base salaries constitute the “guaranteed” portion of each NEO’s compensation, while cash incentives and equity incentives constitute the “at-risk” portion of our NEOs compensation, because the payment of those incentives generally is made contingent on the financial performance of the Company and, in the case of equity incentives, on the continued employment of the NEO with the Company. We believe that the combination of the different components of executive compensation enables us to retain existing and attract new management employees in the competitive local and national markets and to balance the motivation of our NEOs and other key management employees to execute on immediate goals while remaining conscious of our longer term strategic objectives and goals.

The allocation of the individual components of executive compensation is based on a number of factors, including competitive market conditions and the positions within our organization held by our NEOs and other key management employees, which determines their ability to influence our financial performance. Generally, the percentage of compensation at risk, either in the form of bonus or equity compensation, is higher for our NEOs than for other management employees, because the performance of our NEOs has a greater impact on whether or not we achieve our financial goals and strategic objectives. In 2017, the Compensation Committee decided that 25% of the at-risk compensation should be awarded in stock and restricted stock units for our NEOs except for the Executive Chairman, for which the at-risk compensation should be comprised entirely of performance-contingent cash incentives. In 2016, the Compensation Committee decided that for the CEO, the President of FFB and the CFO, 25% of the at-risk compensation should be awarded in stock and restricted stock units while the at-risk compensation for each of our other NEOs should be comprised entirely of performance-contingent cash incentives.

The Compensation Committee performs annual reviews of our executive compensation programs to evaluate their competitiveness and their consistency with our overall management compensation philosophy and objectives. To ensure that we are appropriately compensating our NEOs and other key management employees and that we have appropriate human resources to execute on our business plans, the members of our Compensation Committee review information that is available to them and use their judgment in making compensation decisions. While we consider the compensation paid by other comparable or similar companies (“peer groups”) to their senior executives, no single factor is determinative in setting compensation structure or allocating among elements of compensation.

In addition, the Compensation Committee reviews the Company’s executive and employee compensation practices to assess whether or not they create improper incentives that would result in material risks to the Company. Based on this review and analysis, the Compensation Committee has determined that none of the Company’s compensation practices for its NEOs or other employees is reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee have been an officer or employee of the Company or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board of Directors or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more executive officers serving as one of our directors or as one of the members of our Compensation Committee.

Summary Compensation Table

The following table sets forth, for our named executive officers, or NEOs, the compensation earned in the years ended December 31:

Name and Position	Year	Salary (2)(3)	Non-Equity Incentive Plan Compensation ($) (4)(5)	Option and Stock Awards($) (4)(5)(6)	Total
Ulrich E. Keller, Jr., Executive Chairman of FFI and FFA	2017	$575,000	$230,000	—	$805,000
	2016	550,000	220,000	—	770,000

Scott F. Kavanaugh, Chief Executive Officer of FFI and	2017	$706,000	$630,000	210,000	$1,546,000
FFB, Vice Chairman of FFI, and Chairman of FFB	2016	606,000	487,500	162,500	1,256,000

David DePillo, President of FFB	2017	$600,000	$450,000	150,000	$1,200,000
	2016	500,000	375,000	125,000	1,000,000

John Michel, Chief Financial Officer of FFI, FFB and FFA	2017	$381,000	$211,000	70,300	$662,300
	2016	356,000	187,500	62,500	606,000

Robert Noble, Chief Lending Officer of FFB(1)	2017	$335,600	$251,700	83,900	$671,200

(1)	Mr. Noble is classified as a named executive officer for 2017 only.
(2)	Although Messrs. Keller and Kavanaugh are also directors of the Company, they do not receive any fees or other compensation for their service as directors.
(3)	Mr. Kavanaugh’s and Mr. Michel’s salaries include a $6,000 per year automobile allowance for use of his personal automobile.
(4)

For 2017 and 2016, the Board of Directors established annual target bonus awards for each of the named executive officers, the payment of which was made contingent on FFI generating earnings before taxes, of $46.2 million in 2017 and $31.5 million in 2016. In 2017, Messrs. Keller, Kavanaugh, DePillo, Michel and Noble each received 100% of their target bonus awards, the respective amounts of which are set forth in this table. In 2016, Messrs. Keller, Kavanaugh, DePillo and Michel each received 100% of their target bonus awards, the respective amounts of which are set forth in this table.

(5)

For Messrs. Kavanaugh, DePillo, Michel and Noble, 25% of their annual bonus for 2017 was paid to them in the form of restricted stock units (“RSU”) and for Messrs. Kavanaugh, DePillo and Michel, 25% of their annual bonus for 2016 was paid to them in the form of RSUs. Therefore, on February 27, 2018, Mr. Kavanaugh received a grant of 11,553 RSUs, Mr. DePillo received a grant of 8,253 RSUs, Mr. Michel received a grant of 3,867 RSUs and Mr. Noble received a grant of 4,617 RSUs; and on February 28, 2017, Mr. Kavanaugh received a grant of 9,909 RSUs, Mr. DePillo received a grant of 7,623 RSUs and Mr. Michel received a grant of 3,813 RSUs under our 2015 Equity Incentive Plan. Each RSU, upon vesting, enables its holder to receive one of our common shares. One-third of these awards of RSUs vested immediately at grant date and one-third vests incrementally on each of the first and second anniversaries of the grant date subject to continued employment. Our closing share price on February 27, 2018 was $18.18 and on February 28, 2017 was $16.40.

(6)

This column reflects the dollar amount of the grant date fair value of an RSU award, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Stock Compensation. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule.

In addition to the compensation set forth in the table above, each named executive officer receives group health and life insurance benefits. Incidental job related benefits, including employer contributions under the Company’s 401k plan, totaled less than $10,000 for each of the named executive officers in 2017 and 2016.

Narrative to Summary Compensation Table

Annual Base Salaries

Mr. Kavanaugh’s annual salary, which is $700,000 in 2018, did not change from last year and was increased by $100,000 in 2017. Factors considered by the Compensation Committee in setting Mr. Kavanaugh’s salary included the salaries being paid to CEOs by comparable companies in our market areas, the substantial growth and increased complexity of the Company’s operations, the management of that growth which enabled the Company to achieve increases in the Company’s earnings in 2017 and 2016 and the importance, in the view of the committee, to the Company’s future success of retaining Mr. Kavanaugh as the Company’s CEO.

The annual salaries of Messrs. Keller, DePillo and Michel were not changed in 2018, and increased by $25,000, $100,000 and $25,000, respectively in 2017. The annual salaries of Messrs. Keller, DePillo and Michel in 2018 are $575,000, $600,000 and $375,000, respectively. Factors considered by the compensation committee in setting their respective included the salaries being paid to executive officers by comparable companies in our market areas, the substantial growth and increased complexity of the Company’s and the Bank’s operations, the management of that growth which enabled the Company and the Bank to achieve increases in the Company’s earnings in 2017 and 2016 and the importance, in the view of the committee, to the Company’s future success of retaining each of these executives.

The annual salaries of Messrs. Keller, DePillo and Michel were increased by $50,000 $100,000 and $40,000, respectively in 2016.

Incentive Compensation

Fiscal 2017 Performance Based Cash Incentive Plan. The Compensation Committee adopted an annual incentive plan for 2017, to provide our NEOs and other key management employees with the opportunity to earn cash incentive awards based on the Company’s financial performance for the year, measured by the Company’s pretax income before incentive compensation expense (“Adjusted Pretax Income”). The primary purposes of this cash bonus plan were to (i) provide meaningful incentives to our executive officers and other key management employees to focus on and devote their utmost efforts to the achievement of pre-determined corporate financial goals, and for making significant contributions to the Company’s achievement of annual financial goals, (ii) to reward them for the Company’s achievement of those goals, (iii) to make the a substantial portion of the each NEO’s total potential bonus compensation in 2017 contingent on the Company’s financial performance and, thereby, promote the interests of the Company and its stockholders. The Adjusted Pretax Income Goals established for each of our NEOs for 2017 was $46.2 million.

Equity Incentive Compensation. One of the primary purposes of grants to NEOs of equity incentive awards, such as stock options and restricted stock units, is to more closely align their financial interests with those of our stockholders, because such grants reward NEOs for performance that results in increases in the price of our common stock. The Compensation Committee granted 25% of Messrs. Kavanaugh, DePillo and Michel’s bonus award in 2017 and 2016 in the form of RSUs, one-third of which vested immediately at grant date and one-third vests incrementally on each of the first and second anniversaries of the grant date subject to continued employment. The compensation decided did not require any portion of the bonus award for Mr. Keller to be in the form of an equity incentive award due to his substantial investment in the common stock of the Company. See “Outstanding Equity Awards at Fiscal Year End” below.

Employment Agreements

Each of our named executive officers is employed under an employment agreement for a term ending on December 31, 2020. The employment agreements with each named executive officer are substantially the same.

Mr. Kavanaugh originally entered into an employment agreement with FFI and FFB on September 17, 2007 and this agreement was subsequently amended on December 31, 2009, December 28, 2012, August 31, 2013, January 26, 2016, and February 7, 2018. Mr. Keller originally entered into employment agreements with FFA on September 17, 2007 and these agreements were subsequently amended on December 31, 2009, December 31, 2012, August 31, 2013, January 26, 2016, and February 7, 2018. Mr. Michel originally entered into an employment agreement with FFI, FFB and FFA on September 17, 2007 and this agreement was subsequently amended on December 31, 2009, December 28, 2012, August 31, 2013, January 26, 2016, and February 7, 2018. Mr. DePillo entered into an employment agreement with FFB on May 11, 2015 and this agreement was subsequently amended on February 7, 2018. Mr. Noble entered into an employment agreement with FFB on June 1, 2015 and this agreement was subsequently amended on February 7, 2018.

Set forth below are summaries of the material terms of those employment agreements. These summaries are not intended to be complete and are qualified in their entirety by reference to the employment agreements themselves.

Material Terms of the Employment Agreements

Salaries. The employment agreements currently provide for the payment of base annual salaries as follows: Mr. Keller: $575,000; Mr. Kavanaugh: $700,000; Mr. DePillo: $600,000, Mr. Noble and Mr. Michel: $375,000. Those salaries are subject to review and may be increased, but not reduced, by the Board of Directors in its discretion.

Participation in Incentive Compensation and Employee Benefit Plans. Each of the employment agreements provides that the named executive officer will be entitled to participate in any management bonus or incentive compensation plans adopted by the Board or its Compensation Committee and in any qualified or any other retirement plans, stock option or equity incentive plans, life, medical and disability insurance plans and other benefit plans which FFI and its subsidiaries may have in effect, from time to time, for all or most of its senior executives. Mr. DePillo’s agreement provides that he will have an annual target bonus of at least 75% of his then current base annual salary.

Termination and Severance Provisions. Each employment agreement provides that the named executive officer’s employment may be terminated by the Company with or without cause or due to his death or disability or by the named executive officer with or without good reason. In the event of a termination of the named executive officer’s employment by the Company without cause or by the named executive officer for good reason, the Company will become obligated to pay severance compensation to the named executive officer in an amount equal to 12 months of his annual base salary or the aggregate annual base salary that would have been paid to the named executive officer for the remainder of the term of his employment agreement if such remaining term is shorter than 12 months (the “Termination Benefits Period”). In addition, during the Termination Benefits Period or until the named executive officer obtains employment with another employer that offers comparable health insurance benefits, whichever period is shorter, the Company will be obligated to continue to provide any group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the named executive officer at the active employee’s rate then in effect. The severance benefits will be reduced by severance benefits received under other severance or similar plans.  Payments of the foregoing severance benefits amounts will be paid over the Termination Benefits Period in pro rata installments in accordance with our payroll practices.

The foregoing severance benefits are subject to the named executive officer executing an agreement that releases us and our affiliates from all legal claims.  The named executive officer is also required to abide by customary confidentiality provisions and for eighteen months after his termination, the named executive officer may not solicit our employees or use trade secrets or confidential information to solicit current or prospective customers or to encourage customers, suppliers, vendors or service providers to terminate or modify their business relationship with us.

If the named executive officer’s employment is terminated due to his death then his estate shall receive a lump sum payment equal to his then annual base salary with payment occurring as soon as practicable after his death.  If, during his employment, a named executive officer experiences a disability such that he cannot perform his essential job functions then we can only terminate his employment after the expiration of the lesser of six months or the remaining term in the employment agreement.  During such period of time, the named executive officer shall continue to receive his annual base salary less any disability or sick pay that he is receiving along with continued participation in our employee benefits plans.

Cause/Good Reason Definitions. The employment agreements contain the following definitions with respect to determining whether/when a named executive officer is eligible for severance benefits.

“Cause” generally means the occurrence of any of the following by the named executive officer:

(i)	acts of gross negligence, willful misconduct or insubordination and which involve us or our affiliates, or acts of fraud;

(ii)         violation of laws or government regulations which could subject us or our affiliates to disciplinary or enforcement action by a governmental agency, or which could adversely affect our or our affiliates’ reputation or goodwill;

(iii)       acts which would constitute a felony or any misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iv)       failure to perform a substantial portion of the duties and responsibilities assigned or delegated to the named executive officer under this Agreement,

(v)        breach of the material obligations under the employment agreement;

(vi)       violation by Executive of any conflict of interest policy, ethical conduct policy or employment policy or a breach of his fiduciary duties;

(vii)      the issuance of an order or directive by any government agency which requires the named executive officer to disassociate himself from us or an affiliates or which suspends his employment or requires him to terminate his employment; or

(viii)     for Mr. Keller and Mr. Hakopian, the suspension or loss of, or a failure to maintain in full force and effect, any professional license or certification needed by the named executive officer which is needed to enable him to perform his responsibilities or duties; or

(ix)

for Messrs. Kavanaugh, Michel and DePillo, the issuance of an order under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act requiring the named executive officer to be removed or permanently prohibited from participating in the conduct of our business.

“Good Reason” generally means the occurrence of any of the following actions taken by us with respect to the named executive officer and without his consent:

(i)	a material reduction in authority, duties or responsibilities;
(ii)

a material reduction in base salary or base compensation, unless such reduction is made as part of an across-the-board cost-cutting measure that is applied equally or proportionately to all senior executives;

(iii)

a relocation of  the named executive officer’s principal place of employment to an office (other than our headquarters offices) located more than thirty (30) miles from his then principal place of employment; or

(iv)

a breach of our material obligations to the named executive officer under the employment agreement which breach continues uncured for a period of thirty (30) days following written notice from the named executive officer.

The following conditions must be satisfied in order for the named executive officer to terminate his employment for Good Reason: (1) the named executive officer shall have given us a written notice of termination for Good Reason (a “Good Reason Termination Notice”) prior to the expiration of a period of fifteen (15) consecutive calendar days commencing on the date that the named executive officer is first notified in writing that we have taken a Good Reason action, (2) we have failed to rescind or cure the Good Reason action within thirty (30) consecutive calendar days following our receipt of the Good Reason Termination Notice, and (3) the Good Reason Termination Notice must expressly state that the named executive officer is terminating his employment for Good Reason and must describe in reasonable detail the Good Reason action that entitles him to terminate his employment for Good Reason.

Change of Control Agreements

The Company has entered into Change of Control Severance Agreements with each of its named executive officers (the “CC Agreements”). Messrs. Kavanaugh, Keller, and Michel each entered into their respective CC Agreements on September 17, 2007 and Mr. DePillo entered into his CC Agreement on May 11, 2015 and Mr. Noble entered into his CC Agreement on June 1, 2015.

The CC Agreements with each named executive officer are substantially the same and can be terminated by the Company upon three years advance written notice to the named executive officer. A CC Agreement will also terminate (without payment of severance benefits) in the event the named executive officer’s employment is terminated by the Company for Cause (as defined in the named executive officer’s employment agreement) or due to his death or disability or retirement, or by the named executive officer without Good Reason.

Each of the CC Agreements provides that if the Company undergoes a Change of Control while the named executive officer is still in the employ of the Company or one of its subsidiaries and, within the succeeding 12 months, the named executive officer terminates his employment due to the occurrence of a “Good Reason Event” then the named executive officer will become eligible to receive the following severance compensation (in lieu of severance benefits that could be provided under the named executive officer’s employment agreement):

(i)

two times the sum of (1) his annual base salary as then in effect and (2) the maximum bonus compensation that the named executive officer could have earned under any bonus or incentive compensation plan in which he was then participating, if any;

(ii)	acceleration of the vesting of any then unvested stock options or restricted stock held by the named executive officer, and
(iii)

continued participation for the named executive officer and his family members in medical, dental, vision, disability, and life insurance plans and programs through the end of the second calendar year following the calendar year of the termination.

The foregoing severance benefits are conditioned upon the named executive officer executing documentation that releases us and our affiliates from all legal claims.  Payment of the cash amount under clause (i) above shall be paid on the first business day after the end of the sixth calendar month after the named executive officer’s termination of employment if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934 on the date of the named executive officer’s termination of employment.  In all other cases, the payment will be due on the fifth business day after the named executive officer’s termination of employment.  The severance benefits will be reduced to avoid the imposition of excise taxes under Internal Revenue Code Sections 280G and 4999 if the named executive officer would be better off an after-tax basis.

Change of Control/Good Reason Definitions. The CC Agreements contain the following definitions with respect to determining whether/when a named executive officer is eligible for severance benefits under the CC Agreements.

“Change of Control” generally means the occurrence of any of the following subject to certain exceptions:

(i)	a person who becomes the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the Company’s voting securities subject to certain conditions;
(ii)

a consolidation, merger, or reorganization of the Company with or into another person, or of another person with or into the Company, in which the holders of the Company’s outstanding voting securities immediately prior to the consummation of such consolidation, merger or reorganization would not, immediately after such consummation, own beneficially, directly or indirectly, (in the aggregate) at least sixty percent (60%) of the voting securities of (1) the continuing or surviving person in such merger, consolidation or reorganization (whether or not that is the Company) or (2) the ultimate parent, if any, of that continuing or surviving person;

(iii)

a consolidation, merger or reorganization of the Company’s subsidiary with or into another person, or of another person with or into the subsidiary, unless the persons that were the holders of the Company’s voting securities immediately prior to such consummation would have, immediately after such consolidation, merger or reorganization, substantially the same proportionate direct or indirect beneficial ownership of at least sixty (60%) of the voting securities of (1) the continuing or surviving person in such consolidation, merger or reorganization (whether or not that is the Subsidiary) or, (2) the ultimate parent, if any, of that continuing or surviving person;

(iv)

a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of its subsidiary;

(v)

the holders of the voting securities of the Company approve any plan or proposal for the liquidation or dissolution of the Company, unless the plan of liquidation provides for all or substantially all of the assets of the Company to be transferred to a person in which the holders of the Company’s voting securities immediately prior to such liquidation have or will have, immediately after such liquidation, substantially the same proportionate direct or indirect beneficial ownership of at least sixty percent (60%) of the voting securities of such person; or

(vi)

during any period of two (2) consecutive years during the term of the CC Agreement, individuals who at the beginning of that two year period constituted the entire Board of Directors do not, for any reason, constitute a majority thereof, unless the election (or the nomination for election) by the holders of the Company’s voting securities, of each director who was not a member of the Board of Directors at the beginning of that two year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the two year period.

“Good Reason” generally means the occurrence of any of the following actions taken by us with respect to the named executive officer and without his consent:

(i)

The scope of named executive officer’s authority or responsibilities is significantly reduced or diminished or there is an change in his position or title as an officer of the Company or subsidiary, or both, that constitutes or would generally be considered to constitute a demotion;

(ii)	a reduction in base salary, unless such reduction is made as part of an across-the-board cost-cutting measure that is applied equally or proportionately to all senior executives;
(iii)

a significant reduction or discontinuation in the named executive officer's bonus and/or incentive compensation award opportunity unless it is applied equally or proportionately to all senior executives participating in the incentive plan or program;

(iv)	a significant reduction or discontinuation in the named executive officer's participation in any other benefit plan subject to certain exceptions;
(v)

a relocation of  the named executive officer’s principal place of employment to an office (other than our headquarters offices) located more than thirty (30) miles from his then principal place of employment; or

(vi)

a breach of our material obligations to the named executive officer under either the employment agreement or CC Agreement which breach continues uncured for a period of thirty (30) days following written notice from the named executive officer.

In order to resign his employment for Good Reason under the CC Agreement, the named executive officer must provide the Company with written notice of termination for Good Reason within 45 days of the occurrence of the applicable Good Reason event.

Other Compensation Matters

Perquisites and Benefits. The personal benefits provided to our NEOs are designed to establish a competitive benefits structure necessary to attract and retain key management employees. Except for supplemental life insurance benefits, the annual premiums for which are less than $400 per year for each NEO, these personal benefits are the same as those provided to all of our full time employees generally. Personal benefits also include Company contributions to the Company’s 401k retirement savings plan, even though participation in that plan is available to all full time employees.

Nonqualified Deferred Compensation Plans. We have not established any nonqualified deferred compensation plans or programs for our NEOs or any other of our employees.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding options and unvested RSUs that have been granted to the NEOs and that were outstanding as of December 31, 2017:

Outstanding Equity Awards at 2017 Fiscal Year End

	Option Awards (1)
Name / Grant Date	Number of securities underlying unexercised options(#)(1) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option Exercise Price($)(2)	Option Expiration Date(3)
Ulrich E. Keller, Jr.
1/27/2009	30,000	—	8.25	1/26/2019
10/25/2011	80,000	—	8.25	10/24/2021
Scott F. Kavanaugh
1/27/2009	40,000	—	7.50	1/26/2019
10/25/2011	160,000	—	7.50	10/24/2021
John Michel
1/27/2009	14,000	—	7.50	1/26/2019
10/25/2011	80,000	—	7.50	10/24/2021

	Stock Awards
Name / Grant Date	Number of shares or units of stock that have not vested(#)	Market value of shares or units of stock that have not vested($)(4)
Scott F. Kavanaugh
1/27/2016	3,090	57,300
2/28/2017	6,606	122,500
David DePillo
5/11/2015	10,600	196,500
2/28/2017	5,082	94,200
John Michel
1/27/2016	1,510	28,000
2/28/2017	2,542	47,100
Robert Noble
6/1/2015	4,210	78,100
2/28/2017	3,374	62,600

(1)

Stock options granted to the named executive officers generally incrementally vested over three years at the rate of one-third of the total number of shares subject to the option as of each of the first three anniversaries of the date of grant, provided that the executive was still employed by the Company on that anniversary date.

(2)

In accordance with the Company’s equity compensation plans, the per share exercise prices was equal to or greater than 100% of the fair market value of a Company share as of the respective grant dates. In accordance with Internal Revenue Code Section 422, the per share exercise price of incentive stock options granted to Mr. Keller was equal to 110% of the fair market value of a share of our common stock on the date of grant because Mr. Keller owned more than 10% of the outstanding common stock of the Company at the date of the grant.

(3)	The expiration date of each option award is ten years from the date of its grant, subject to earlier termination on a cessation of service with the Company.
(4)

The remaining RSUs granted February 28, 2017 for Messrs. Kavanaugh, DePillo, Michel and Noble vest in equal installments on each of the first and second anniversaries of the grant date subject to continued employment. The remaining RSUs granted on January 27, 2016 for Messrs. Kavanaugh and Michel vest on the second anniversary of the grant date subject to continued employment. The RSUs for Mr. DePillo granted on May 11, 2015 and Mr. Noble granted on June 1, 2015 vest in three equal installments on each of the first three anniversaries of the grant date subject to continued employment. Market value is based on the closing share price of $18.54 for our common stock as of December 31, 2017.

Options Exercises and Stock Vested

The following table sets forth information regarding stock options exercised and RSUs vested during 2017 for each of our NEOs:

	Option Awards		Stock Awards
Name / Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Ulrich E. Keller, Jr.	81,000	939,700	—	—
Scott F. Kavanaugh	320,000	3,306,400	6,393	100,800
David DePillo	—	—	13,141	212,000
John Michel	120,000	1,370,400	2,781	43,600
Robert Noble	—	—	5,897	93,600

(1)Represents the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)Represents the market price of the underlying securities at vesting.

Compensation Risk Assessment

We believe that, although a portion of the compensation provided to our executives and other employees is subject to the achievement of specified financial performance criteria, our executive compensation program does not encourage excessive or unnecessary risk-taking. We do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Director Compensation

Only non-employee directors are entitled to receive compensation for service on the Board and committees of the Board. Each director receives an annual retainer of $60,000 plus annual equity grants with a grant date value of $30,000. The compensation each non-employee director received for their service on the Board and Board committees is set forth in the following table for the year ended December 31, 2017:

Director Compensation
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James Brakke	60,000	30,000	90,000
Max Briggs	60,000	30,000	90,000
Warren D. Fix	60,000	30,000	90,000
Gerald Larsen	60,000	30,000	90,000
Mitchell M. Rosenberg	60,000	30,000	90,000
Jacob Sonenshine	60,000	30,000	90,000

(1)

On February 28, 2017, when our closing share price was $16.40 per share, each non-employee director received a grant of 915 RSUs. These vested on May 28, 2017.  On, August 29, 2017, when our closing share price was $16.60, each non-employee director received a grant of 904 RSUs. These shares vested on November 29, 2017. This column reflects the aggregate dollar amount of the grant date fair value of these RSU awards, computed in accordance with FASB ASC Topic 718, Stock Compensation. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule.

Outstanding Equity Awards.

The following table sets forth information regarding outstanding stock options held by each non-employee director as of December 31, 2017:

Outstanding Equity Awards at 2017 Fiscal Year End

	Option Awards (1)
	Number of Securities Underlying Options		Exercise Price (2)	Expiration Date (3)
Name / Grant Date	Exercisable	Unexercisable
James Brakke
1/27/2009	3,000	—	$7.50	1/26/2019
Max Briggs
8/28/2012	30,000	—	$7.50	8/27/2022
Gerald L. Larsen
7/22/2008	20,000	—	$7.50	7/21/2018
1/27/2009	2,000	—	7.50	1/26/2019
Mitchell M. Rosenberg
1/27/2009	3,000	—	$7.50	1/26/2019
Jacob Sonenshine
1/27/2009	3,000	—	$7.50	1/26/2019

(1)

Stock options granted to the non-employee directors generally incrementally vested over three years at the rate of one-third of the total number of shares subject to the option as of each of the first three anniversaries of the date of grant, provided that the director is still serving the Company on that anniversary date.

(2)

In accordance with the Company’s equity compensation plans, the per share exercise price of these options were equal to or greater than 100% of the fair market value of a Company share as of the respective grant dates.

(3)	The expiration date of each option award is ten years from the date of its grant, subject to earlier termination on a cessation of service with the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2017, and each proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

David DePillo, President of FFB, and Robert Noble, EVP and Chief Lending Officer of FFB, own a 10% and 5% interest, respectively, in LendingLink LLC, an entity that provides software services to FFB. During 2017, FFB paid LendingLink LLC $0.2 million for services it provided to FFB.

Ordinary Banking Relationships

FFB has had, and in the future may have, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions were, and in the future will be, made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with persons of comparable creditworthiness who have no affiliation with the Company, FFB or any other subsidiaries of the Company and will be made only if they do not involve more than the normal risk of collectability and do not present any other unfavorable features at the times the loans are made.

Indemnification Agreements with our Directors and Officers

As permitted by the Delaware corporate law and as provided for by the Company’s bylaws, the Company has entered into indemnification agreements with its directors and executive officers.  Those indemnification agreements require the Company, among other things, (i) to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), (ii) to advance the expenses such directors or executive officers may incur as a result of or in connection with the defense of any proceeding brought against them as to which they could be indemnified, subject to an undertaking by the indemnified party to repay such advances if it is ultimately determined that he or she is not entitled to indemnification, and (iii) to obtain officers’ & directors’ liability insurance if available on reasonable terms.

Procedures for Approval of Related Party Transactions

Transactions by FFI or FFB with related parties are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by a bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by FFB to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition our Board has adopted a written policy governing the approval of related party transactions that complies with all applicable SEC requirements. FFI’s related parties include directors (including any nominee for election as a director), executive officers, 5% shareholders and the immediate family members of these persons. Our Chief Financial Officer, in consultation with other members of management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Board of Directors for approval. In determining whether to approve a related party transaction, the Board of Directors will consider, among other factors, the fairness of the proposed transaction to the Company, the direct or indirect nature of the related party’s interest in the transaction, the appearance of any improper conflict of interests for any director or executive officer, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and any possible violations of other of our corporate policies.

REPORT OF THE AUDIT COMMITTEE

Role and Responsibilities of Audit Committee

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants (“Vavrinek”), is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to the financial statements’ conformity with accounting principles generally accepted in the United States of America, and annually attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  It is the Audit Committee's responsibility to monitor and oversee these processes and procedures as part of their oversight role. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and were prepared in accordance with generally accepted accounting principles. The members of the Audit Committee may rely, and have relied, on the information provided to them and on the representations made by management and Vavrinek.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s 2017 audited consolidated financial statements with management and Vavrinek. The Audit Committee has also discussed with Vavrinek the matters required to be discussed pursuant to Statement on Auditing Standards No. 1301 (Communications with Audit Committees). The Audit Committee also has reviewed and discussed with Vavrinek its written disclosures and letter provided to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding communications by Vavrinek with the Audit Committee concerning independence and has considered the compatibility of any non-audit services performed for the Company by Vavrinek on its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.   The Audit Committee also recommended the appointment of Vavrinek as the Company’s independent accountants for the year ending December 31, 2018.

Respectfully Submitted,

Warren Fix (Chairperson)

Max Briggs

Martha Corbett

Jacob Sonenshine

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2019 Annual Meeting of Stockholders must provide us with a written copy of that proposal, addressed to our Corporate Secretary at the principal executive offices of the Company at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, not less than 120 days prior to the first anniversary of the date of the Company’s proxy statement for the prior year’s annual meeting was first released to stockholders, provided however, that in the event that no annual meeting was held in that prior year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the prior year’s proxy statement, the deadline under Rule 14a-8 is a reasonable time before the Company begins to print and send its proxy materials. Any proposal received after the date or time within which such proposal is required to be submitted to us will not be considered or submitted to a vote of the stockholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.  Please also refer to the director nomination and other procedures for shareholder proposals set forth in our Bylaws.

Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a shareholder fails to notify the Company of a proposal which the shareholder plans to present for a vote at the next annual meeting of stockholders at least 45 days before the first anniversary of the mailing date of the prior year’s proxy statement then the Board of Directors will be permitted to exercise its discretionary authority in voting proxies received from stockholders on that proposal at the meeting.

SOLICITATION OF PROXIES

We will pay the costs of soliciting proxies from our stockholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of FFB may, without additional compensation therefor, communicate with stockholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares. We also may choose to retain the services of a proxy solicitation firm to assist us in soliciting proxies from stockholders for the 2018 Annual Meeting, the fees of which we expect will not exceed $20,000.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, Broadridge Corporate Issuer Solutions, if you hold registered shares. You can notify Broadridge Corporate Issuer Solutions by sending a written request to: Broadridge Corporate Issuer Solutions, 1155 Long Island Ave, Edgewood, NY 11717, or by calling Broadridge Corporate Issuer Solutions at (855) 449-0975.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

ANNUAL REPORT

The Company’s 2017 Annual Report to Stockholders is being mailed together with this Proxy Statement to each stockholder of record as of July 13, 2018. The Annual Report is not to be regarded as proxy solicitation material.

By Order of the Board of Directors:

Ulrich E. Keller, Jr. Chairman of the Board

July 26, 2018

FIRST FOUNDATION

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 James Brakke	02 Max Briggs	03 Martha Corbett	04 Warren Fix	05 John Hakopian
06 Scott F. Kavanaugh	07 Ulrich E. Keller, Jr.	08 David Lake	09 Mitchell M. Rosenberg	10 Jacob Sonenshine

02 0000000000

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000384873_1 R1.0.1.17

Broadridge Corporate Issuer Solutions C/O First Foundation, Inc. PO Box 1342 Brentwood, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M.Pacific Time the day beforethe meeting date. Haveyour proxy card in hand when you access the web site and follow the instructionsto obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M.Pacific Time the day before the meeting date. Have your proxy card in handwhen you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 0 0 01. Election of Directors To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below. Nominees 01 06 James Brakke Scott F. Kavanaugh 02 07 Max Briggs Ulrich E. Keller, Jr. 03 08 Martha Corbett David Lake 04 09 Warren Fix Mitchell M. Rosenberg 05 10 John Hakopian Jacob Sonenshine The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as the Company's independent registered public accountants for the year ending December 31, 2018. 0 0 0 NOTE: In their discretion, the proxies are authorized to transact such other business and to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting. 0000384873_1 R1.0.1.17 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 0000384873_2 R1.0.1.17

FIRST FOUNDATION INC.
Annual Meeting of Stockholders
August 28 2018 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of First Foundation Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 26, 2018, revokes all previously granted proxies and nominates, constitutes and appoints Ulrich E. Keller, Jr., Scott F. Kavanaugh and John Michel, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, which will be held on Tuesday, August 28, 2018 at 8:00 A.M., Pacific Time, at 18101 Von Karman Avenue, Suite 200, Irvine, California 92612, and at any and all adjournments and postponements thereof, as fully with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting, upon and in respect of the matters described and in accordance with the instructions on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE OF THIS PROXY. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS, OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" APPROVAL OF PROPOSAL 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE ON ALL OTHER MATTERS THAT MAY BE PROPERLY PRESENTED FOR A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING.

Continued and to be signed on reverse side

0000384873_2 R1.0.1.17

0000384873_2 R1.0.1.17   Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report areavailable atwww.proxyvote.com FIRST FOUNDATION INC. Annual Meeting of StockholdersAugust 28 2018 8:00 AMThis proxy is solicited by the Board of Directors Theundersignedstockholder(s)ofFirstFoundationInc.(the"Company")herebyacknowledge(s)receiptoftheNoticeofAnnualMeetingofStockholdersandProxyStatement,eachdatedJuly26,2018,revokesallpreviouslygrantedproxiesandnominates,constitutesandappointsUlrichE.Keller,Jr.,ScottF. KavanaughandJohnMichel,andeachofthemindividually,theattorney,agentandproxyoftheundersigned,withfullpowerofsubstitution,tovoteallstockoftheCompanywhichtheundersignedisentitledtovoteattheAnnualMeetingofStockholders,whichwillbeheldonTuesday,August28,2018at8:00A.M., PacificTime,at18101VonKarmanAvenue,Suite200,Irvine,California92612,andatanyandalladjournmentsandpostponementsthereof,asfullywiththesameforceandeffectastheundersignedmightorcoulddoifpersonallypresentattheAnnualMeeting,uponandinrespectofthemattersdescribedandinaccordance with the instructions on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES LISTED, AND FOR PROPOSAL 2. THESHARESREPRESENTEDBYTHISPROXYWILLBEVOTEDASDIRECTEDBYTHESTOCKHOLDERONTHEREVERSESIDEOFTHISPROXY.IFNODIRECTIONISGIVEN,SUCHSHARESWILLBEVOTED"FOR"THEELECTION,ASDIRECTORS,OFTHENOMINEESNAMEDONTHEREVERSESIDEOFTHISPROXYAND"FOR"APPROVALOFPROPOSAL2.THISPROXYCONFERSDISCRETIONARYAUTHORITYONTHEPROXYHOLDERSTOVOTE ON ALL OTHER MATTERS THAT MAY BE PROPERLY PRESENTED FOR A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING. Continued and to be signed on reverse side